                                   LAW OFFICES

                             CAIRNCROSS & HEMPELMANN
                       A PROFESSIONAL SERVICE CORPORATION

                  70TH FLOOR, COLUMBIA CENTER, 701 FIFTH AVENUE
                        SEATTLE, WASHINGTON   98104-7016
                                 (206) 587-0700


SCOTT T. BELL                                                FAX: (206) 587-2308
email: sbell@cairncross.com


                                  July 15, 1996


Timeline, Inc.
3055 - 112th Avenue N.E., Suite 106
Bellevue, Washington 98004

   Re:  Registration Statement on Form S-3
        ----------------------------------

To Whom It May Concern:

   We have acted as counsel to Timeline, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to an aggregate of 557,530 shares of the Company's Common Stock (the "Shares"), 521,530 shares of which are being offered for sale by certain of the Company's shareholders identified in the Registration Statement (the "Selling Shareholders"), and 36,000 shares of which may be issued by the Company upon exercise of an outstanding transferable warrant issued originally in June 1996 to Pacific Crest Securities (the "Warrant"). We have examined documents as we have deemed necessary for the purpose of this opinion.

   Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock issued to the Selling Shareholders were duly authorized, validly issued, fully paid and nonassessable, and that the shares of the Company's Common Stock that may be issued pursuant to the Warrant have been duly authorized and that, upon the issuance and sale thereof by the Company in accordance with the terms of the Warrant, and the receipt of the consideration therefor in accordance with the terms therein, such shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving such consents, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act.

                                Very truly yours,

                                CAIRNCROSS & HEMPELMANN, P.S.

                                /s/ Scott T. Bell

                                Scott T. Bell

STB:WAC